UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.  )

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CAVALIER HOMES, INC.
(Name of Registrant as Specified in Its Charter)

LEGACY HOUSING, LTD.
GPLH, LC
SHIPLEY BROTHERS, LTD.
K-SHIPLEY, LLC
D-SHIPLEY, LLC
B-SHIPLEY, LLC
FEDERAL INVESTORS SERVICING, LTD
FEDERAL INVESTORS MANAGEMENT, L.C.
KENNETH E. SHIPLEY
CURTIS D. HODGSON
DOUGLAS M. SHIPLEY
BILLY G. SHIPLEY
MICHAEL R. O’CONNOR

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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On April 8, 2009, the members of the Cavalier Homes Committee for Change (the “Committee”), including Legacy Housing, LTD., made a definitive filing with the Securities and Exchange Commission of a proxy statement and accompanying GOLD proxy card to be used to solicit votes for the election of its slate of director nominees at the 2009 annual meeting of stockholders of Cavalier Homes, Inc. The Committee urges stockholders to read the proxy statement because it contains important information.

Item 1:  On April 28, 2009, the Committee issued the following press release:

FOR IMMEDIATE RELEASE

THE CAVALIER HOMES COMMITTEE FOR CHANGE COMMENTS ON
CAVALIER HOMES’ FIRST QUARTER FINANCIAL RESULTS

Urges Stockholders to Vote FOR the Committee’s Highly Experienced
and Qualified Director Nominees on the GOLD Proxy Card

FORT WORTH, TEXAS, April 28, 2009 – The members of the Cavalier Homes Committee for Change (the “Committee”) expressed their disappointment with the first quarter financial results of Cavalier Homes, Inc. (the “Company”) (NYSE Alternext US: CAV).  The Committee is seeking to elect its slate of director Nominees, Michael R. O'Connor, Kenneth E. Shipley and Curtis D. Hodgson, at the Company’s 2009 annual meeting of stockholders, scheduled to be held on May 19, 2009.  The Committee urges stockholders to vote FOR the Committee’s highly experienced and qualified director Nominees on the GOLD proxy card.

“We question how Cavalier can declare ‘profitable financial results’ when they report a 60% decline in revenues from the first quarter of 2008 and the only reason for positive net income this quarter was the sale of two of the Company’s assets – Cavalier’s financial arm, CIS Financial Services Inc., and an idled facility in Cordele, Georgia,” said Hodgson. “In our opinion, this Board has overseen a significant decline in revenues, beginning well before the current economic crisis, and has sold asset after asset in order to maintain the appearance of profitability, rather than changing course and investing in new opportunities,” continued Hodgson.  “With total assets down to approximately $76.5 million this quarter from approximately $244.8 million just ten years earlier, and with the retention of Avondale Partners to evaluate ‘the Company’s strategic alternatives,’ we are deeply concerned that Cavalier’s operations and business will not survive unless some changes are immediately made,” added Hodgson.

The Committee also addressed stockholder concerns relating to the potential for a business combination between the Company and Legacy Housing, a member of the Committee.  Mr. Hodgson stated, “Legacy has no intention of pursuing a merger with Cavalier at this time.  We are seeking representation on the Board to protect our investment and the investment of all stockholders in the Company.  We believe our Nominees are the only hope to reverse the downward trend in revenue.”

The Committee’s plan to restore profitability to the Company includes expanding into retail and wholesale “floor plan” financing and rebuilding the Company’s brand names, among other things.  “We believe our plan will cause Cavalier’s stock price to reflect a healthy enterprise value.  Then, and only then, would our slate of Nominees encourage the other members of the Board to fully explore available strategic alternatives.  As significant investors, our Nominees would exercise their fiduciary responsibility to act in the best interests of all stockholders to maximize stockholder value,” added Hodgson.

The Committee urges all stockholders to vote the GOLD proxy card to elect its three Nominees.  Collectively, the Nominees have over 100 years of experience in the manufactured home industry and have the incentive and commitment as large investors to restore value to the Company.  Vote for change on the GOLD consent card – Today!

CERTAIN INFORMATION CONCERNING PARTICIPANTS

The Cavalier Homes Committee for Change (the “Committee”) has made a definitive filing with the Securities and Exchange Commission (“SEC”) of a proxy statement and an accompanying GOLD proxy card to be used to solicit votes for the election of its slate of Nominees at the 2009 annual meeting of stockholders of Cavalier Homes, Inc. (the “Company”).

THE COMMITTEE ADVISES ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE PROXY SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS' PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL FREE NUMBER: (877) 259-6290.

The members of the Committee are Legacy Housing, LTD. (“Legacy”), GPLH, LC (“GPLH”), Shipley Brothers, LTD. (“Shipley Brothers”), K-Shipley, LLC (“K-Shipley”), D-Shipley, LLC (“D-Shipley”), B-Shipley, LLC (“B-Shipley”), Federal Investors Servicing, LTD (“Federal Investors”), Federal Investors Management, L.C. (“Federal Management”), Kenneth E. Shipley, Curtis D. Hodgson, Douglas M. Shipley, Billy G. Shipley and Michael R. O’Connor.  Legacy owns 155,000 shares of common stock of the Company (the “Shares”).  GPLH is the general partner of Legacy.  By virtue of this relationship, GPLH may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  Shipley Brothers is a member and manager of GPLH.  Shipley Brothers owns 637,932 Shares.  By virtue of its relationship with GPLH, Shipley Brothers may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  K-Shipley, D-Shipley and B-Shipley are the general partners of Shipley Brothers.  By virtue of these relationships, K-Shipley, D-Shipley and B-Shipley may each be deemed to beneficially own the 637,932 Shares owned by Shipley Brothers and the 155,000 Shares owned by Legacy.  Federal Investors owns 137,200 Shares.  Federal Management is the general partner of Federal Investors.  By virtue of this relationship, Federal Management may be deemed to beneficially own the 137,200 Shares owned by Federal Investors.  Kenneth Shipley is manager, president and assistant secretary of GPLH, the sole member, manager and president of K-Shipley and a member and manager of Federal Management.  By virtue of his relationship with GPLH and K-Shipley, Kenneth Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  By virtue of his relationship with Federal Management, Kenneth Shipley may also be deemed to beneficially own the 137,200 Shares owned by Federal Investors.   Douglas Shipley is the sole member, manager and president of D-Shipley, the secretary of Federal Management and is employed by Shipley Brothers as an installer of manufactured homes.  By virtue of his relationship with D-Shipley, Douglas Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.  By virtue of his relationship with Federal Management, Douglas Shipley may also be deemed to beneficially own the 137,200 Shares owned by Federal Investors.  Billy Shipley is the sole member, manager and president of B-Shipley, the vice president of Federal Management and is employed by Shipley Brothers as an installer of manufactured homes.  By virtue of his relationship with B-Shipley, Billy Shipley may be deemed to beneficially own the 155,000 Shares owned by Legacy and the 637,932 Shares owned by Shipley Brothers.   By virtue of his relationship with Federal Management, Billy Shipley may also be deemed to beneficially own the 137,200 Shares owned by Federal Investors. Curtis Hodgson is a member, manager and the vice president and secretary of GPLH.  Curtis Hodgson owns 765,000 Shares.  By virtue of his relationship with GPLH, Mr. Hodgson may also be deemed to beneficially own the 155,000 Shares owned by Legacy.  Michael O’Connor owns 300 Shares.  Each member of the Committee, as members of a “group” for the purposes of Rule 13d-5(b)(1) of the Securities Exchange Act of 1934, as amended, may be deemed to beneficially own the Shares owned in the aggregate by the other members of the Committee.  Each member of the Committee disclaims beneficial ownership of the Shares he/it does not directly own.